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                                                                    EXHIBIT 10.4

                            IPG PHOTONICS CORPORATION
                        NON-EMPLOYEE DIRECTORS STOCK PLAN
                            (Effective June 21, 2006)

IPG Photonics Corporation has established this IPG Photonics Corporation Non-Employee Directors Stock Plan to attract and retain Non-Employee Directors of IPG Photonics Corporation.

1.   DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1. "Award" shall mean a Stock Option, a SAR, a Stock Award, a Stock Unit, or a Cash Award.

1.2. "Award Agreement" shall mean a written agreement between the Company and a Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those established by the Plan and by the Board.

1.3. "Board" shall mean the Board of Directors of the Company.

1.4. "Cause" shall have the meaning set forth in any written agreement between the Participant and the Company. If there is no written agreement between the Participant and the Company, or if such agreement does not define "Cause," then "Cause" shall have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, "Cause" shall mean, as determined by the Board in its sole discretion, the
     Participant: (i) engages in conduct that cause financial or reputational injury to the Company; (ii) engages in any act of dishonesty or misconduct that results in damage to the Company, or its business or reputation or that the Board determines to adversely affect the value, reliability or performance of the Participant to the Company; (iii) refuses or fails to substantially comply with the human resources rules, policies, directions and/or restrictions relating to harassment and/or discrimination, or with compliance or risk management rules, policies, directions and/or restrictions of the Company; or (iv) fails to cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding. If any part of the definition of Cause set forth in clauses (i) through (iv) above is deemed applicable to a Participant, this shall not preclude or prevent the reliance by the Company or the Board on any other part of the preceding sentence that also may be applicable. An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company.

1.5. "Change in Control of the Company" shall mean the occurrence of any one or more of the following:

     (a) Any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a

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          "group" (as defined in Section 13(d)(3) of the Exchange Act), other than (i) the Company, (ii) any wholly-owned subsidiary of the Company, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) (the "Company Voting Securities"); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;

     (b) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the stockholders of the Company, of each new director of the Company during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;

     (c) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of the Company entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

     (d) The shareholders of the Company approve a plan of complete liquidation of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control transaction shall then occur.

     Notwithstanding the foregoing, to the extent necessary to avoid subjecting Participants to interest and additional tax under Section 409A of the Code, no "Change in Control" will be deemed to occur unless and until paragraph
     (a), (b), (c) or (d), above, and the preceding paragraph are satisfied and
     Section 409A(a)(2)(A)(v) of the Code is satisfied.

1.6. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.


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1.7. "Committee" shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board's Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act.

1.8. "Common Stock" shall mean the voting, common stock, $0.0001 par value per share, of the Company.

1.9. "Company" shall mean IPG Photonics Corporation, a Delaware corporation.

1.10. "Disability" means the total and permanent disability of a Participant (incurred while in the active service of the Company) based on proof satisfactory to the Board. Total and permanent disability shall be as defined in the Company's long-term disability plan, if any, or as otherwise provided by the Company.

     Notwithstanding the foregoing, to the extent necessary to avoid subjecting an individual to interest and additional tax under Section 409A of the Code, such individual shall not be deemed to have a Disability unless and until Section 409A(a)(2)(C) is satisfied.

1.11. "Dividend Equivalent Right" shall mean the right to receive an amount equal to the amount of any dividend paid with respect to a share of Common Stock multiplied by the number of shares of Common Stock underlying or with respect to a Stock Option, a SAR, or a Stock Unit, and which shall be payable in cash, in Common Stock, or in the form of Stock Units, or a combination of any or all of the foregoing.

1.12. "Effective Date" shall mean the date on which the Plan is adopted by the Board.

1.13. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.14. "Fair Market Value of the Common Stock" shall mean:

     (a) if the Common Stock is readily tradeable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or

     (b) if the Common Stock is not readily tradeable on a national securities exchange or other market system, the value as determined in good faith by the Board.

1.15. "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any of its affiliates.

1.16. "Nonqualified Stock Option" shall mean a Stock Option that does not qualify as an "incentive stock option" as such term is used in Code Section 422.

1.17. "Nonvoting Stock" shall mean the capital stock of any class or classes having no voting power to elect the directors of a corporation.


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1.18. "Participant" shall mean any Non-Employee Director to whom an Award has been granted by the Board under the Plan.

1.19. "Plan" shall mean the IPG Photonics Corporation Non-Employee Directors Stock Plan, as amended.

1.20. "Recapitalization" shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding shares of capital stock as a class without the Company's receipt of consideration.

1.21. "Reorganization" shall mean any of the following: (a) a merger or consolidation in which the Company is not the surviving entity; (b) a sale, transfer or other disposition of all or substantially all of the Company's assets; (c) a reverse merger in which the Company is the surviving entity but in which the Company's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or (d) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

1.22. "Retirement" means termination of Service (other than removal for Cause, death or Disability) after completion of eight or more years of Service as a director, only if the Non-Employee Director shall provide Services until the end of a full one-year term (which for this purpose is until the next annual meeting of shareholders) or, in the event of a classified board of directors in which a class of directors is elected by shareholders and where a retiring director may be serving a multi-year term, until the end of a full year of such term (which for this purpose is until the next annual meeting of shareholders).

1.23. "SAR" shall mean a grant by the Board to a Participant of a stock appreciation right as described in Section 7 below.

1.24. "Service" shall mean the provision of services to the Company as a member of the Board of Directors of the Company.

1.25. "Stock" shall mean the shares of capital stock of the Company.

1.26. "Stock Award" shall mean a grant by the Board to a Participant of an Award of Common Stock as described in Section 8.1 below.

1.27. "Stock Option" shall mean a grant by the Board to a Participant of an option to purchase Common Stock as described in Section 6 below.

1.28. "Stock Unit" shall mean a grant by the Board to a Participant of an Award as described in Section 8.2 below.

1.29. "Treasury Regulations" shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.30. "Vest" shall mean:


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     (a)  with respect to Stock Options and SARs, when the Stock Option or SAR
          (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR; or

     (b) with respect to Awards other than Stock Options and SARs, when the Participant has:

          (i) an unrestricted right, title and interest to receive the compensation (whether payable in Common Stock, cash or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

          (ii) a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by Section 10 below.

1.31. "Vesting Date" shall mean the date or dates on which an Award Vests.

1.32. "Voting Stock" shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2. TERM OF PLAN. The Plan shall be effective as of the Effective Date. The Plan shall terminate on the 10th anniversary of the Effective Date, unless sooner terminated by the Board under Section 13.1 below.

3.   ELIGIBILITY AND PARTICIPATION

3.1. ELIGIBILITY. All Non-Employee Directors shall be eligible to participate in the Plan and to receive Awards.

3.2. PARTICIPATION. Participants shall consist of such Non-Employee Directors as the Board in its sole discretion designates to receive Awards under the Plan.

4.   ADMINISTRATION

4.1. RESPONSIBILITY. The Board shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2. AWARD AGREEMENT. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall be signed by the Company and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

4.3. AUTHORITY OF THE BOARD. The Board shall have all the discretionary authority that may be necessary or desirable to enable it to discharge its responsibilities with respect to the Plan.


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4.4. DELEGATION OF AUTHORITY. The Board may delegate to the Committee all or any part of its authority under the Plan. To the extent of any such delegation, references in the Plan to the Board will be deemed to be references to the Committee.

4.5. DETERMINATIONS AND INTERPRETATIONS BY THE BOARD. All determinations and interpretations made by the Board shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

4.6. LIABILITY. No member of the Board, no member of the Committee and no employee of the Company shall be liable for (a) any act or failure to act hereunder, except in circumstances involving his or her gross negligence or willful misconduct, or (b) any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.7. INDEMNIFICATION. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Board has delegated authority under this Section 4, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act with respect to their duties on behalf of, under the Plan, except in circumstances involving such person's gross negligence or willful misconduct. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of or limit any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Articles of Incorporation or By-Laws of the Company, as a matter of law, agreement or otherwise, including but not limited to any indemnification agreement between an indemnified person hereunder and the Company as it may be amended from time to time, or any power that the Company may have to indemnify him or her or hold him or her harmless. Any person entitled to indemnification under this Section shall have the right to elect to be indemnified under this Section or any other arrangement or agreement pursuant to which such person is entitled to indemnification from the Company, or any combination thereof.

5.   SHARES SUBJECT TO PLAN

5.1. AVAILABLE SHARES. At any given time, the maximum number of shares of Common Stock that may be issued or transferred to Participants under the Plan will be 0.75% of the number of Company shares outstanding (on a fully-diluted basis) at the end of the plan year preceding the then-current plan year, or on January 1, 2006, whichever is greater, subject to adjustments made in accordance with Section 5.2 below. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be issued or transferred to Participants under the Plan shall be 166,666 shares. Shares of Common


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     Stock issued or transferred under the Plan may be either authorized or unissued shares, shares of issued stock held in the Company's treasury, or a combination of both, at the discretion of the Company. Any shares of Common Stock underlying an Award which terminate by reason of expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall again be available under the Plan. Awards that are payable only in cash are not subject to this Section 5.1.

5.2. ADJUSTMENT TO SHARES. If there is any change in the Common Stock of the Company, through merger, consolidation, Reorganization, Recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change or distribution shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants' rights under the Plan, the Board shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Board in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods. In addition, the Board is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

6.   STOCK OPTIONS

6.1. IN GENERAL. The Board may, in its sole discretion, grant Stock Options to Non-Employee Directors on or after the Effective Date. The Stock Options so granted shall be Nonqualified Stock Options. The Board shall, in its sole discretion, determine the Non-Employee Directors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Board may impose from time to time. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 6.2 through 6.6 below.

6.2. EXERCISE PRICE. The Board shall specify the exercise price of each Stock Option in the Award Agreement which exercise price shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.


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6.3. TERM OF STOCK OPTION. The Board shall specify the term of each Stock Option in the Award Agreement; provided, however, that no Stock Option shall be exercisable after the 10th anniversary of the date of grant of such Stock Option. Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Board shall, in its sole discretion, set forth in the Award Agreement on the date of grant.

6.4. VESTING DATE. The Board shall specify in the Award Agreement the Vesting Date for each Stock Option. The Board may grant Stock Options that are Vested, either in whole or in part, on the date of grant. If the Board fails to specify a Vesting Date in the Award Agreement, 25 percent of such Stock Option shall become exercisable on each of the first four one-year anniversaries of the date of grant and shall remain exercisable following such anniversary date until the Stock Option expires in accordance with its terms under the Award Agreement or under the terms of the Plan. The Vesting of a Stock Option may be subject to such other terms and conditions as shall be determined by the Board.

6.5. EXERCISE OF STOCK OPTIONS. The Stock Option exercise price may be paid in cash or, in the sole discretion of the Board, by delivery to the Company of shares of Common Stock then owned by the Participant, or by the Company's withholding a portion of the shares of Common Stock for which the Stock Option is exercisable, or by a combination of these methods. If the Common Stock is readily tradeable on a national securities exchange or other market system, payment may also be made by delivering a properly executed exercise notice to the Company and delivering a copy of irrevocable instructions to a broker directing the broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the delivery to the Company of shares of Common Stock then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where, upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

6.6. ADDITIONAL TERMS AND CONDITIONS. The Board may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan.

7.   SARS

7.1. IN GENERAL. The Board may, in its sole discretion, grant SARs to Non-Employee Directors. A SAR is a right to receive a payment in cash, Common Stock or a combination of both, in an amount equal to the excess of
     (x) the Fair Market Value of the Common Stock, or other specified valuation, of a specified number of shares of Common Stock on the date the SAR is exercised over (y) the Fair Market Value of the Common Stock, or other specified valuation (which shall be no less than the Fair Market Value of the Common Stock), of such shares of Common Stock on the date the SAR is granted, all


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     as determined by the Board; provided, however, that if a SAR is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value of the Common Stock in the Award Agreement may be the Fair Market Value of the Common Stock on the date such Stock Option was granted. Each SAR shall be subject to such terms and conditions, including, but not limited to, a provision that automatically converts a SAR into a Stock Option on a conversion date specified at the time of grant, as the Board shall impose from time to time in its sole discretion and subject to the terms of the Plan.

8.   STOCK AWARDS AND STOCK UNITS

8.1. STOCK AWARDS. The Board may, in its sole discretion, grant Stock Awards to Non-Employee Directors as additional compensation or in lieu of other compensation for services to the Company. A Stock Award shall consist of shares of Common Stock which shall be subject to such terms and conditions as the Board in its sole discretion determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and the Vesting Date with respect to such shares. The Board may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. With respect to shares of Common Stock subject to a Stock Award, the Participant shall have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, unless the Board determines otherwise on the date of grant.

8.2. STOCK UNITS. The Board may, in its sole discretion, grant Stock Units to Non-Employee Directors as additional compensation or in lieu of other compensation for services to the Company. A Stock Unit is a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Board, in its sole discretion, determines appropriate including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units. Subject to Section 8.3, a Stock Unit granted by the Board shall provide for payment in cash or shares of Common Stock at such time or times as the Award Agreement shall specify. The Board shall determine whether a Participant who has been granted a Stock Unit shall also be entitled to a Dividend Equivalent Right.

8.3. PAYOUT OF STOCK UNITS. Subject to a Participant's election to defer in accordance with Section 13.3 below, upon the Vesting of a Stock Unit, the shares of Common Stock representing the Stock Unit shall be distributed to the Participant, unless the Board, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.


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9.   CHANGE IN CONTROL

9.1. ACCELERATED VESTING. Notwithstanding any other provision of this Plan to the contrary, if there is a Change in Control of the Company, all outstanding Awards shall accelerate, including, without limitation, acceleration of the Vesting Date and/or payout of such Awards.

9.2. CASHOUT. The Board, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive an amount equal to the value of such Award on the date of the Change in Control, and with respect to each share of Common Stock subject to a Stock Option or SAR, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control of the Company over the exercise price per share of such Stock Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Board, in its sole discretion, shall determine.

9.3. ASSUMPTION OR SUBSTITUTION OF AWARDS. Notwithstanding anything contained in the Plan to the contrary, the Board may, in its sole discretion, provide that an Award may be assumed by any entity which acquires control of the Company or may be substituted by a similar award under such entity's compensation plans.

10.  TERMINATION OF SERVICE

10.1. TERMINATION OF SERVICE DUE TO DEATH, DISABILITY OR RETIREMENT. Subject to any written agreement between the Company and a Participant, if a Participant's Service is terminated due to death, disability or Retirement:

     (a) all non-Vested portions of Awards held by the Participant on the date of the Participant's death or the date of the termination of his or her Service for disability or Retirement, as the case may be, shall immediately become vested; and

     (b) all Vested portions of Awards held by the Participant on the date of the Participant's death or the date of the termination of his or her Service for disability or Retirement, as the case may be, shall remain exercisable until the earlier of:

          (i) the end of the 12-month period following the date of the Participant's death or the date of the termination of his or her Service for disability or Retirement, as the case may be, or

          (ii) the date the Award would otherwise expire.

10.2. TERMINATION OF SERVICE FOR CAUSE. Subject to any written agreement between the Company and a Participant, if a Participant's Service is terminated by the Company because of a removal for Cause, all Awards held by the Participant on the date of the termination of Service, whether Vested or non-Vested, shall immediately be forfeited by the Participant as of such date. A Participant's Service shall be deemed to have removed


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     for Cause if, after the Participant's Service has terminated, facts and circumstances are discovered that would have justified a removal for Cause.

10.3. OTHER TERMINATIONS OF SERVICE. Subject to any written agreement between the Company and a Participant, if a Participant's Service is terminated for any reason other than for Cause, death, disability or Retirement:

     (a) all non-Vested portions of Awards held by the Participant on the date of the termination of his or her Service shall immediately be forfeited by such Participant as of such date; and

     (b) all Vested portions of Awards held by the Participant on the date of the termination of his or her Service shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Participant's Service or (ii) the date the Award would otherwise expire.

11.  TAXES

11.1. WITHHOLDING TAXES. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under the Plan.

11.2. USE OF COMMON STOCK TO SATISFY WITHHOLDING OBLIGATION. With respect to withholding required upon the exercise of Stock Options or SARs, upon the lapse of restrictions on a Stock Award, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding shares of Stock having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Board, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the shares of Common Stock otherwise distributable to the Participant.

12.  AMENDMENT AND TERMINATION

12.1. TERMINATION OF PLAN. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 12.1 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participants' consent.

12.2. AMENDMENT OF PLAN. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this
     Section 12.2 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participants' consent. No amendment of the Plan shall, without the approval of the stockholders of the Company:


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

     (a) increase the total number of shares which may be issued under the Plan by amending the formula and/or limit contained in Section 5.1 hereof; or

     (b)  modify the requirements as to eligibility for Awards under the Plan.

     In addition, the Plan shall not be amended without the approval of such amendment by the Company's stockholders if such amendment is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed.

12.3. AMENDMENT OR CANCELLATION OF AWARD AGREEMENTS. The Board may amend or modify any Award Agreement at any time by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein. In addition, by mutual agreement between the Company and a Participant or such other persons as may then have an interest therein, Awards may be granted to a Non-Employee Director in substitution and exchange for, and in cancellation of, any Awards previously granted to such Non-Employee Director under the Plan, or any award previously granted to such Non-Employee Director under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

13.  MISCELLANEOUS

13.1. OTHER PROVISIONS. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to an Award granted to any other Participant) as the Company determines on the date of grant to be appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a Change in Control of the Company, for the payment of the value of Awards to Participants in the event of a Change in Control of the Company, or to comply with federal and state securities laws.

13.2. TRANSFERABILITY. Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Board shall, in its sole discretion, set forth in the Award Agreement on the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board, in its sole discretion, may permit the transferability of a Stock Option by a Participant solely to members of the Participant's immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and subject to such terms, conditions, restrictions and/or limitations, if any, as the Board may establish and include in the Award Agreement.


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

13.3. ELECTION TO DEFER COMPENSATION ATTRIBUTABLE TO AWARD. The Board may, in its sole discretion and subject to Code Section 409A, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Board after taking into account the advice of the Company's tax counsel.

13.4. LISTING OF SHARES AND RELATED MATTERS. If at any time the Board shall determine that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

13.5. NO RIGHT TO CONTINUED SERVICE OR TO GRANTS. A Participant's rights, if any, to continue to serve the Company as a director shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan. The adoption of the Plan shall not be deemed to give any Non-Employee Director or any other individual any right to be selected as a Participant or to be granted an Award.

13.6. GOVERNING LAW. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. Participants and the Company each submit and consent to the jurisdiction of the courts in the Commonwealth of Massachusetts, County of Worcester, including the Federal Courts located therein, should Federal jurisdiction requirements exist in any action brought to enforce (or otherwise relating to) this Plan or an Award Agreement.

13.7. OTHER BENEFITS. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company, now or subsequently in effect.

13.8. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.9. COMPLIANCE WITH CODE SECTION 409A. Any provision of the Plan that becomes subject to Code Section 409A, will be interpreted and applied consistent with that Section and the applicable Treasury Regulations.


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